                                                                     EXHIBIT 4.3

                                   EXHIBIT A
                              [FORM OF DEBENTURE]
No. 1                                                           $_______________

CUSIP No. ____________________


                        _______________________________

                         _____% SUBORDINATED DEBENTURE

                            DUE _____________________


  Independent Bankshares, Inc., a Texas corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to U.S. Trust Company of Texas, N.A., as Property Trustee, or registered assigns, the principal sum of __________________________ ($____________) on ____________, 2028 (the "Stated
Maturity"), and to pay interest on said principal sum from ____________, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1998, at the rate of _____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date shall be made on the next succeeding day that is a Business Day (as defined in the Indenture) (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the last month of the calendar quarter in which such Interest Payment Date occurs unless otherwise provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.


                                  Exhibit A-1
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  This Debenture may be redeemed at any time by the Company on any date not earlier than _____________, 2003, subject to the Company having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. Such date may also be extended at any time at the election of the Company for one or more periods, but in no event to a date later than _____________, 2037, subject to certain limitations described in the Indenture.

  The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness. This Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

  This Debenture shall not be entitled to any benefit under the Indenture, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

  The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

  IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated              , 1998
     --------------              Independent Bankshares, Inc.,
                                 a Texas corporation


                                 By:
                                     ---------------------------------------

                                          -----------------------------

                                          -----------------------------

                                          -----------------------------

Attest:

------------------------
Name:
     -------------------



                                  Exhibit A-2

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

                         CERTIFICATE OF AUTHENTICATION

  This is one of the Debentures described in the within-mentioned Indenture.

Dated:

-----------------------------------,       ------------------------------
as Trustee                                 or  Authenticating Agent



By                                         By
  ---------------------------------          ----------------------------
      Authorized Signatory


                                  Exhibit A-3


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                           % SUBORDINATED DEBENTURE
                                  (CONTINUED)

  This Debenture is one of the subordinated debentures of the Company (the "Debentures"), all issued or to be issued under and pursuant to an Indenture dated as of _____________, 1998 (the "Indenture"), duly executed and delivered between the Company and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

  Company shall have the right, as set forth in the Indenture, to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after ____________, 2003 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Special Event (as defined in the Indenture), at a redemption price (the "Redemption Price") equal to 100% of the principal amount hereof plus any accrued but unpaid interest hereon, to the date of such redemption plus Additional Payments, if any. Any redemption pursuant to this paragraph shall be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. The Redemption Price shall be paid at the time and in the manner provided therefor in the Indenture. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture. In the event of an Optional Redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

  In case an Event of Default (as defined in the Indenture), shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (i) extend the fixed maturity of the Debentures, reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the
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payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

  The Company, as further described in the Indenture, shall have the right at any time during the term of the Debentures and from time to time to defer payments of interest by extending the interest payment period of such Debentures for up to 20 consecutive quarters (each, an "Extended Interest Payment Period"), at the end of which period the Company shall calculate (and deliver such calculation to the Trustee) and pay all interest then accrued and unpaid on the Debentures, including any Additional Payments and Compounded Interest (as defined in the Indenture and, together, the "Deferred Payments") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all Deferred Payments then due, the Company may commence a new Extended Interest Payment Period subject to the foregoing requirements.

  As provided in the Indenture, and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register (as defined in the Indenture) of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

  Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent (as defined in the Indenture) and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor

                                      5.
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the Trustee nor any Paying Agent nor any Debentures Registrar shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

  The Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof (or such other denomination and any integral multiple thereof as may be deemed necessary by the Company for the purpose of maintaining the eligibility of the Debentures for quotation on the American Stock Exchange, Inc. or any successor thereto).

  All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                      6.